As filed with the Securities and Exchange Commission on May 22, 2000
                                                    Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            -------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            -------------------------
                           FLEETWOOD ENTERPRISES, INC.
             (Exact name of Registrant as Specified in Its Charter)

              DELAWARE                                        95-1948322
   (State or Other Jurisdiction of                         (I.R.S. Employer
   Incorporation or Organization)                         Identification No.)

                            -------------------------

                                3125 MYERS STREET
                           RIVERSIDE, CALIFORNIA 92503
                                 (909) 351-3500
               (Address, including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)

                            -------------------------

                           FLEETWOOD ENTERPRISES, INC.
        AMENDED AND RESTATED 1992 STOCK-BASED INCENTIVE COMPENSATION PLAN
                                       AND
                  1992 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                              (Full Title of Plans)

                            -------------------------

                              WILLIAM H. LEAR, ESQ.
               SENIOR VICE PRESIDENT-GENERAL COUNSEL AND SECRETARY
                           FLEETWOOD ENTERPRISES, INC.
                                3125 MYERS STREET
                           RIVERSIDE, CALIFORNIA 92503
                                 (909) 351-3500
            (Name, Address, including Zip Code, and Telephone Number,
                   including Area Code, of Agent for Service)


                                           CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                                  PROPOSED           PROPOSED
                                                                  MAXIMUM             MAXIMUM
                                              AMOUNT              OFFERING           AGGREGATE         AMOUNT OF
          TITLE OF SECURITIES                  TO BE             PRICE PER           OFFERING         REGISTRATION
           TO BE REGISTERED                REGISTERED(1)          SHARE(2)           PRICE(2)             FEE
---------------------------------------------------------------------------------------------------------------------
             Common stock,                 2,100,000 (3)          $14.9375        $31,368,750.00       $8,281.35
       par value $1.00 per share
=====================================================================================================================

     (1) Each share of Fleetwood common stock includes a right to purchase one one-hundredth of a shares of Fleetwood's Series A Junior Participating Preferred Stock. Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers shares issued pursuant to antidilution provisions set forth in the Amended and Restated 1992 Stock-Based Incentive Compensation Plan and the 1992 Non-Employee Director Stock Option Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the plans.

     (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low sale prices of Fleetwood common stock on the New York Stock Exchange on May 18, 1999.

     (3) Represents a 2,000,000 share increase in the number of shares authorized for issuance under the Amended and Restated 1992 Stock-Based Incentive Compensation Plan and a 100,000 share increase in the number of shares authorized for issuance under the 1992 Non-Employee Director Stock Option Plan.

================================================================================

                                  INTRODUCTION

         We are filing this Registration Statement on Form S-8 to register an additional 2,000,000 shares of our common stock that we may issue under our Amended and Restated 1992 Stock-Based Incentive Compensation Plan and an additional 100,000 shares of our common stock that we may issue under our 1992 Non-Employee Director Stock Option Plan. We have included in this Registration Statement only those items required by General Instruction E to Form S-8.

         In this Registration Statement, "Fleetwood," "we," "us," and "our" refer to Fleetwood Enterprises, Inc., a Delaware corporation.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         In accordance with the instructions to Form S-8, we are not including
Part I (Information Required in the Section 10(a) Prospectus) as part of this Registration Statement.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         In accordance with General Instruction E to Form S-8, we are incorporating by reference the contents of our Registration Statement on Form S-8 (Registration No. 333-15167) and Registration Statement on Form S-8 (Registration Statement No. 33-55824). We previously filed the Registration Statements with the Securities and Exchange Commission on November 1, 1996 and December 16, 1992, respectively.


ITEM 8.  EXHIBITS.

         In accordance with General Instruction E, we have provided only the opinions and consents required by Item 8. The opinions and consents are as follows:

EXHIBIT NO.        DESCRIPTION
-----------        -----------
   5.1             Opinion of William H. Lear as to the legality of the
                   additional securities being registered.

   23.1            Consent of Arthur Andersen LLP, independent auditors.

   23.2            Consent of William H. Lear (contained in Exhibit 5.1 hereto).

   24.1            Power of Attorney (contained on signature page hereto).

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, Fleetwood Enterprises, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Riverside, State of California, on May 22, 2000.

                                        FLEETWOOD ENTERPRISES, INC.


                                        By:   /s/ William H. Lear
                                              ---------------------------------
                                              William H. Lear
                                              Senior Vice President--General
                                              Counsel and Secretary


                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints WILLIAM H. LEAR and PAUL M. BINGHAM his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, with full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the date indicated.

       SIGNATURE                                        TITLE                                 DATE
       ---------                                        -----                                 ----
/s/ Glenn F. Kummer                  Chairman of the Board of Directors and               May 22, 2000
----------------------------                 Chief Executive Officer
Glenn F. Kummer                          (Principal Executive Officer)



/s/ Paul M. Bingham                       Senior Vice President, Finance                  May 22, 2000
----------------------------        (Principal Financial and Accounting Officer)
    Paul M. Bingham

/s/ Walter A. Beran                                  Director                             May 22, 2000
----------------------------
    Walter A. Beran

/s/ David S. Engelman                                Director                             May 22, 2000
----------------------------
    David S. Engelman

/s/ Paul D. Borghesani                               Director                             May 22, 2000
----------------------------
    Paul D. Borghesani

/s/ Thomas B. Pitcher                                Director                             May 22, 2000
----------------------------
    Thomas B. Pitcher

/s/ Nelson W. Potter                                 Director                             May 22, 2000
----------------------------
    Nelson W. Potter

                                  EXHIBIT INDEX

EXHIBIT NO.        DESCRIPTION
-----------        -----------
   5.1             Opinion of William H. Lear as to the legality of the
                   additional securities being registered.

   23.1            Consent of Arthur Andersen LLP, independent auditors.

   23.2            Consent of William H. Lear (contained in Exhibit 5.1 hereto).

   24.1            Power of Attorney (contained on signature page hereto).